Exhibit 10.2

DPL INC.

2006 EQUITY AND PERFORMANCE INCENTIVE PLAN

ARTICLE I  — PURPOSE

                The purpose of the 2006 Equity and Performance Incentive Plan is to attract and retain directors, consultants, officers and other employees of DPL Inc. and its Subsidiaries, to provide to such persons incentives and rewards for superior performance and to align their interests with those of shareholders.  This 2006 Equity and Performance Incentive Plan is intended to replace the Existing Plan (as defined below) and, if adoption of this Plan is approved by the shareholders of the Company, no new awards will be granted under the Existing Plan, but shares relating to awards that are forfeited or terminated under the Existing Plan may be granted hereunder pursuant to Section 3.1.  Outstanding awards under the Existing Plan will not be affected by approval of this Plan.

ARTICLE II  — DEFINITIONS

Section 2.1.  “Appreciation Right” means a right granted pursuant to Section 4.2 or Section 5.1 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

Section 2.2.  “Awards” means Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and any other award granted pursuant to Section 6.1 hereof.

Section 2.3.  “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

Section 2.4.  “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 8.1 of this Plan, such committee (or subcommittee).

Section 2.5.  “Change of Control” has the meaning set forth in Section 10.1 hereof.

Section 2.6.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.7.  “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 7.2 of this Plan.

Section 2.8.  “Company” means DPL Inc., an Ohio corporation.

Section 2.9.  “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

Section 2.10.  “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 6.1 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 6.1 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

Section 2.11.  “Detrimental Activity” means:

(a)           Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any state where the Company or a Subsidiary owns or operates generation or electric distribution assets.

(b)           Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(c)           The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter.

(d)           The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(e)           Activity that results in termination for Cause.  For the purposes of this Plan, “Cause” shall mean (i) any willful or negligent material violation of any applicable securities laws (including the Sarbanes-Oxley Act of 2002); (ii) any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any asset or business opportunity of the Company; (iii) a conviction of, or entering into a plea of nolo contendere to, a felony; (iv) an intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after the

Company has given notice to the Participant that he or she has materially violated a Company policy or procedure; or (v) any breach of a written covenant or agreement with the Company, including the terms of this Plan (other than a failure to perform Participant’s duties with the Company resulting from the Participant’s incapacity due to physical or mental illness or from the assignment to the Participant of duties that would constitute Good Reason (as defined in the DPL Inc. Severance Pay and Change of Control Plan), which is material and which is not cured within 30 days after written notice thereof from the Company to the Participant.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless the Participant receives a written notice of termination from the Company setting forth in reasonable detail the specific reason for the termination and the facts and circumstances claimed to provide a basis for the termination of employment at least 15 calendar days prior to the specified date of termination of employment.

(f)            Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

Section 2.12.  “Director” means a member of the Board of Directors of the Company.

Section 2.13.  “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

Section 2.14.  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

Section 2.15.  “Existing Plan” means the DPL Inc. Stock Option Plan.

Section 2.16.  “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 4.2 or Section 5.1 of this Plan that is not granted in tandem with an Option Right.

Section 2.17.  “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

Section 2.18.  “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of other companies.  The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(a)           Appreciation in value of shares;

(b)           Total shareholder return;

(c)           Earnings per share;

(d)           Operating income;

(e)           Net income;

(f)            Pretax earnings;

(g)           Earnings before interest, taxes, depreciation and amortization;

(h)           Pro forma net income;

(i)            Return on equity;

(j)            Return on designated assets;

(k)           Return on capital;

(l)            Economic value added;

(m)          Revenues;

(n)           Expenses;

(o)           Operating cash flow;

(p)           Free cash flow;

(q)           Cash flow return on investment;

(r)            Operating margin or net profit margin; or

(s)           Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s Utility Index.

                                If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

Section 2.19.  “Market Value per Share” means, as of any particular date, the closing sales price of the Common Shares as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed.  If there is no regular trading market for such Common Shares, the Market Value per Share shall be determined by the Board.

Section 2.20.  “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

Section 2.21.  “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

Section 2.22.  “Option Price” means the purchase price payable on exercise of an Option Right.

Section 2.23.  “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.1 or Section 5.1 of this Plan.

Section 2.24.  “Original Directors” has the meaning set forth in Section 10.1 hereof.

Section 2.25.  “Participant” means a person who (a) is selected by the Board to receive benefits under this Plan and who is at the time a consultant or an officer, general management employee or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other awards under this Plan and (b) if requested to do so by the Company, has executed a Participation Agreement.

Section 2.26.  “Participation Agreement” means an agreement between the Company and each Employee that must be executed as a condition of the Participant’s eligibility for this Plan.

Section 2.27.  “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 4.5 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

Section 2.28.  “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 4.5 of this Plan.

Section 2.29.  “Performance Unit” means a bookkeeping entry awarded pursuant to Section 4.5 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

Section 2.30.  “Person” has the meaning set forth in Section 10.1 hereof.

Section 2.31.  “Plan” means this DPL Inc. 2006 Equity and Performance Incentive Plan, as may be amended from time to time.

Section 2.32.  “Restricted Stock” means Common Shares granted or sold pursuant to Section 4.3 or Section 5.1 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

Section 2.33.  “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions.

Section 2.34.  “Restricted Stock Unit” means an award made pursuant to Section 4.4 or Section 5.1 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

Section 2.35.  “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

Section 2.36.  “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

Section 2.37.  “Successors” has the meaning set forth in Section 10.1 hereof.

Section 2.38.  “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 4.2 or Section 5.1 of this Plan that is granted in tandem with an Option Right.

Section 2.39.  “Voting Stock” means securities entitled to vote generally in the election of directors.

ARTICLE III  — SHARES

Section 3.1.  Shares Available Under the Plan.

(a)           Subject to adjustment as provided in Section 7.2 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards to Non-Employee Directors, (vi) as awards contemplated by Section 6.1 of this Plan, or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 4,500,000 Common Shares, plus any shares relating to Awards that expire or are forfeited, terminated or cancelled.  In addition to the Common Shares authorized by the preceding sentence, to the extent any award under the Existing Plan otherwise terminates without the issuance of some or all of the Common Shares underlying the award to a participant or if any option under the Existing Plan terminates without having been exercised in full, the Common Shares underlying such award, to the extent of any such forfeiture or termination, shall be available for future grant under the Plan and credited toward the Plan limit.  Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.  Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder.  Notwithstanding anything to the contrary contained herein: (A) shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (C) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (D) all shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)           If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3.1(a) above.

(c)           Notwithstanding anything in this Section 3.1, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 7.2 of this Plan: (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed [___________] Common Shares; (ii) no Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than [___________] Common Shares during any calendar year; (iii) no Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives, Performance Shares or other awards under Section 6.1 of this Plan, in the aggregate, for more than [___________] Common Shares during any calendar year; and (iv) awards will not be granted under Section 5.1 or Section 6.1 of the Plan to the extent they would involve the issuance of more than [___________] shares in the aggregate.

(d)           Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $[___________].

ARTICLE IV  — AUTHORIZED AWARDS

Section 4.1.  Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3.1 of this Plan.

(b)           Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the day immediately preceding the Date of Grant.

(c)           Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4.1(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d)           To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)           Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)            Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that, subject to sub-section (g) below, Option Rights may not become exercisable by the passage of time sooner than one-third per year over three years.  A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant.

(g)           Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that, except in the case of the retirement, death or disability of a Participant, Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(h)           Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)            The Board may at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(j)            The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 4.2 of this Plan.

(k)           No Option Right will be exercisable more than 10 years from the Date of Grant.

(l)            The Board reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; and (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m)          Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

Section 4.2.  Appreciation Rights.

(a)           The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights.  A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)           Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)                                     Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)                                  Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)                               Any grant may specify waiting periods before exercise and permissible exercise dates or periods; provided, however, that Appreciation Rights may not become exercisable by the passage of time sooner than one-third per year over three years.

(iv)                              Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(v)                                 Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights; provided, however, that Appreciation Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one year from the Date of Grant.

(vi)                              Any grant may specify that such Appreciation Right may be exercised in the event of, or earlier in the event of, the retirement, death or disability of a Participant.

(vii)                           Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c)           Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(d)           Regarding Free-Standing Appreciation Rights only:

(i)                                     Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the day immediately preceding the Date of Grant;

(ii)                                  Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)                               No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

Section 4.3.  Restricted Stock.  The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)           Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests solely upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 4.3(e) below or in the event of the retirement, death or disability of a Participant.

(d)           Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)           Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that, except in the case of the retirement, death or disability of a Participant, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant.  Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f)            Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g)           Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.  Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

Section 4.4.  Restricted Stock Units.  The Board may also authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)           Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify.  If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant, except in the case of the retirement, death or disability of a Participant.  Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)           If the Restriction Period lapses solely by the passage of time, each such grant or sale will be subject to a Restriction Period of not less than three years, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of the retirement, death or disability of a Participant.

(d)           During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e)           Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

Section 4.5.  Performance Shares and Performance Units.  The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)           The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than three years) as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant.

(c)           Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.  The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or

Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)           Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)           Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.  Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)            The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(g)           Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

ARTICLE V  — AWARDS TO NON-EMPLOYEE DIRECTORS

Section 5.1.  Awards to Non-Employee Directors.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors Option Rights, Appreciation Rights or other awards contemplated by Section 6.1 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.  Each grant of an Award to a Non-Employee Director will be upon such terms and conditions as approved by the Board and will be evidenced by an Evidence of Award in such form as will be approved by the Board.  Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the day immediately preceding the Date of Grant.  Each Option Right and Free-Standing Appreciation Right granted under the Plan to a Non-Employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided.  If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Award held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.  Non-Employee Directors, pursuant to this Section 5.1, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

ARTICLE VI  — OTHER AWARDS

Section 6.1.  Other Awards.

(a)           The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Board may consider recommendations from the Chief Executive Officer or the Chairman of the Board relating to such awards and shall determine the terms and conditions of such awards.  Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 6.1 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b)           Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 6.1 of this Plan.

(c)           The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

ARTICLE VII  — GENERAL PROVISIONS

Section 7.1.  Transferability.

(a)           Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act).  Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)           The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction

Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6.1 of this Plan, will be subject to further restrictions on transfer.

Section 7.2.  Adjustments.  The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 6.1 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.  The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3.1 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 7.2; provided, however, that any such adjustment to the number specified in Section 3.1(c)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

Section 7.3.  Fractional Shares.  The Company will not be required to issue any fractional Common Shares pursuant to this Plan.  The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

Section 7.4.  Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

ARTICLE VIII  — ADMINISTRATION

Section 8.1.  Administration of the Plan.

(a)           This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time.  To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.  A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)           The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 6.1 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Board will be liable for any such action or determination made in good faith.

(c)           The Board or, to the extent of any delegation as provided in Section 8.1(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan.  The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

ARTICLE IX  — AMENDMENTS AND TERMINATION

Section 9.1.  Amendments, Etc.

(a)           The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to the Plan (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)           The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price.  Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company.  This Section 9.1(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 7.2 of this Plan.

(c)           The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d)           If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 6.1 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7.1(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(e)           This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f)            To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(g)           The Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, but subject to Section 7.2 above, no such amendment shall impair the rights of any Participant without his or her consent.  The Board may, in its discretion, terminate this Plan at any time.  Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

ARTICLE X  — CHANGE OF CONTROL

Section 10.1.  Change of Control.  For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award made under this Plan, a “Change of Control” means the consummation of any Change of Control of the Company, or its principal subsidiary, DP&L (“DP&L”), of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as determined by the Board in its sole discretion; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

(a)           any “Person” (as such term is defined in Sections 13(d) or 14(d)(2) of the Exchange Act; hereafter, a “Person”) is on the date hereof or becomes the beneficial owner, directly or indirectly, of securities of the Company or DP&L representing (i) 25% or more of the combined voting power of the then outstanding Voting Stock of the Company or DP&L if the acquisition of such beneficial ownership is not approved by the Board prior to the acquisition or (ii) 50% or more of such combined voting power in all other cases; provided, however, that:

(i)                                     for purposes of this Section 10.1(a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition of Voting Stock of the Company or DP&L directly from the Company or DP&L that is approved by a majority of the Original Directors or their Successors (as defined below), (B) any acquisition of Voting Stock of the Company or DP&L by the Company or any Subsidiary, and (C) any acquisition of Voting Stock of the Company or DP&L by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

(ii)                                  if any Person is or becomes the beneficial owner of 25% or more of the combined voting power of the then-outstanding Voting Stock of the Company or DP&L as a result of a transaction described in clause (A) of Section 10.1(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company or DP&L representing 1% or more of the then-outstanding Voting Stock of the Company or DP&L, other than in an acquisition directly from the Company or DP&L that is approved by a majority of the Original Directors or their Successors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company or DP&L in which all holders of Voting Stock of the Company or DP&L are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(iii)                               a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 25% or more of the Voting Stock of the Company or DP&L as a result of a reduction in the number of shares of Voting Stock of the Company or DP&L outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Original Directors or their Successors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company or DP&L representing 1% or more of the then-outstanding Voting Stock of the Company or DP&L, other than as a result of a stock dividend, stock split or similar transaction effected by the Company or DP&L in which all holders of Voting Stock are treated equally; and

(iv)                              if at least a majority of the Original Directors or their Successors determine in good faith that a Person has acquired beneficial ownership of 25% or more of the Voting Stock of the Company or DP&L inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Original Directors or their Successors a sufficient number of shares so that such Person beneficially owns less than 25% of the Voting Stock of the Company or DP&L, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(b)           the Company or DP&L consummates a merger or consolidation, or consummates a “combination” or “majority share acquisition” in which it is the “acquiring corporation” (as such terms are defined in Ohio Rev. Code § 1701.01 as in effect on the Effective Date) and in which shareholders of the Company or DP&L, as the case may be, immediately prior to entering into such agreement, will beneficially own, immediately after the effective time of the merger, consolidation, combination or majority share acquisition, securities of the Company or DP&L or any surviving or new corporation, as the case may be, having less than 50% of the “voting power” of the Company or DP&L or any surviving or new corporation, as the case may be, including “voting power”

exercisable on a contingent or deferred basis as well as immediately exercisable “voting power”, excluding any merger of DP&L into the Company or of the Company into DP&L; or

(c)           the Company or DP&L consummates a sale, lease, exchange or other transfer or disposition of all or substantially all of its assets to any Person other than to a wholly owned subsidiary or, in the case of DP&L, to the Company or a wholly owned subsidiary(ies) of the Company; but not including (i) a mortgage or pledge of assets granted in connection with a financing or (ii) a spin-off or sale of assets if the Company continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; or

(d)           those persons serving as directors of the Company or DP&L on the Effective Date (the “Original Directors”) and/or their Successors do not constitute a majority of the whole Board of Directors of the Company or DP&L, as the case may be (the term “Successors” shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company or DP&L, as the case may be, at the time of such election or nomination for election); or

(e)           approval by the shareholders of the Company or DP&L of a complete liquidation or dissolution of the Company or DP&L, as the case may be.

Section 10.2.  Acceleration.  Notwithstanding anything to the contrary contained in this Plan and except and unless the Board determines otherwise at the time of grant of an Award under the Plan (and as set forth in the applicable Evidence of Award), upon the occurrence of a Change of Control: (a) any Awards that are outstanding as of the date of such Change of Control that are subject to vesting requirements and that are not then vested, shall become fully vested; (b) all then-outstanding Option Rights and Appreciation Rights shall be fully vested and immediately exercisable, provided that in no event shall any Option Right or Appreciation Right be exercisable beyond its original expiration date; and (c) all restrictions and other conditions prescribed by the Board, if any, with respect to grants of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and other awards granted pursuant to Section 6.1 hereof, shall automatically lapse, expire and terminate and all such awards shall be deemed to be fully earned.

Section 10.3.  Section 409A.  To the extent an Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control pursuant to Section 10.2 and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then notwithstanding that the award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company,  (ii) the date payment otherwise would have been made in the absence of Section 10.2 (provided such date is a permissible distribution date under Section 409A of the Code), or (iii) the Participant’s death.

ARTICLE XI  — MISCELLANEOUS

Section 11.1.  Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a)           Forfeit any Award granted under the Plan then held by the Participant;

(b)           Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(c)           With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)                                     Any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)                                  The Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

Section 11.2.  Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code.  The Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause the Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of

Participants).  Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Section 11.3.  Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

Section 11.4.  Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

Section 11.5.  General Provisions.

(a)           No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(b)           Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(c)           No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(d)           If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.